EXHIBIT (99)(a)

NEWS RELEASE

July 22, 2013
Contact:	Lance A. Sellers
President and Chief Executive Officer

A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS
Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported second quarter earnings results with highlights as follows:

Highlights:

•
Net earnings were $1.6 million or $0.29 basic and diluted net earnings per share for the three months ended June 30, 2013, before adjustment for preferred stock dividends and accretion, as compared to $1.5 million or $0.27 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, for the same period one year ago.

•
Net earnings available to common shareholders were $1.5 million or $0.26 basic and diluted net earnings per common share for the three months ended June 30, 2013, as compared to $1.2 million or $0.21 basic and diluted net earnings per common share, for the same period one year ago.

•	Earnings before securities gains and income taxes were $1.7 million for the three months ended June 30, 2013 compared to $1.3 million for the same period one year ago.
•	Core deposits were $665.4 million, or 84.4% of total deposits at June 30, 2013, compared to $622.6 million, or 79.8% of total deposits at June 30, 2012.

Lance A. Sellers, President and Chief Executive Officer, attributed the increase in second quarter earnings to a decrease in the provision for loan losses, which was partially offset by a decrease in net interest income, a decrease in non-interest income and an increase in non-interest expense.

Year-to-date net earnings as of June 30, 2013 were $3.4 million, or $0.60 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, as compared to $3.2 million, or $0.57 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, for the same period one year ago.  After adjusting for dividends and accretion on preferred stock, net earnings available to common shareholders for the six months ended June 30, 2013 were $3.1 million, or $0.55 basic and diluted net earnings per common share, as compared to $2.5 million, or $0.45 basic and diluted net earnings per common share, for the same period one year ago.  The increase in year-to-date earnings is primarily attributable to a decrease in the provision for loan losses, which was partially offset by aggregate decreases in net interest income and non-interest income and aggregate increases in non-interest expense, as discussed below.

Net interest income was $7.5 million for the three months ended June 30, 2013, compared to $7.8 million for the same period one year ago.  This decrease was primarily due to a decrease in interest income resulting from a decrease in loans and a decrease in the yield on earning assets, which were partially offset by a decrease in interest expense due to a reduction in the cost of funds and a reduction in interest bearing liabilities.  Net interest income after the provision for loan losses increased to $6.8 million during the second quarter of 2013, compared to $6.2 million for the same period one year ago.  The provision for loan losses for the three months ended June 30, 2013 was $773,000, as compared to $1.6 million for the same period one year ago.  The decrease in the provision for loan losses is primarily attributable to a $5.0 million reduction in non-accrual loans from June 30, 2012 to June 30, 2013 and a reduction in net charge-offs of $419,000 during the three months ended June 30, 2013, as compared to the same period one year ago.

Non-interest income was $3.3 million for the three months ended June 30, 2013, compared to $3.6 million for the same period one year ago.  This decrease is primarily attributable to a $312,000 decrease in the gains on sale of securities for the three months ended June 30, 2013, as compared to the same period one year ago.

Non-interest expense was $8.0 million for the three months ended June 30, 2013, as compared to $7.8 million for the same period one year ago.  This increase is attributable to a $309,000 increase in salaries and employee benefits expense, which was primarily due to 2013 salary increases and bonuses accrued in the second quarter of 2013, which was partially offset by a $193,000 decrease in non-interest expenses other than salary, employee benefits and occupancy expenses for the three months ended June 30, 2013, as compared to the same period one year ago.    The decrease in non-interest expenses other than salary, employee benefits and occupancy expenses is primarily due to $168,000 in expenses incurred in the second quarter of 2012 as a result of the Company’s purchase of 12,530 shares of the Company’s 25,054 outstanding shares of preferred stock from the U.S. Department of the Treasury (“UST”), which was issued to the UST in connection with the Company’s participation in the Capital Purchase Program (“CPP’) under the Troubled Asset Relief Program (“TARP”) in 2008.

Year-to-date net interest income as of June 30, 2013 decreased 5.1% to $15.2 million compared to $16.0 million for the same period one year ago.   This decrease is primarily attributable to a decrease in interest income resulting from decreases in the year-to-date average balances outstanding on loans and investment securities and a decrease in the yield on earning assets, which were partially offset by a decrease in interest expense due to a reduction in the cost of funds and a reduction in interest bearing liabilities.  Net interest income after the provision for loan losses increased 8.2% to $13.4 million for the six months ended June 30, 2013, compared to $12.3 million for the same period one year ago.  The provision for loan losses for the six months ended June 30, 2013 was $1.8 million, as compared to $3.7 million for the same period one year ago.  The decrease in the provision for loan losses is primarily attributable to a $1.4 million decrease in net charge-offs during the six months ended June 30, 2013 compared to the same period one year ago and a $5.0 million reduction in non-accrual loans from June 30, 2012 to June 30, 2013.

Non-interest income was $6.7 million for the six months ended June 30, 2013, as compared to $7.0 million for the same period one year ago.  This decrease is primarily attributable to a $577,000 decrease in the gains on sale of securities, which was partially offset by a $202,000 increase in mortgage banking income and a $211,000 reduction in losses and write-downs on other real estate owned properties for the six months ended June 30, 2013, as compared to the same period one year ago.

Non-interest expense was $15.7 million for the six months ended June 30, 2013, as compared to $15.1 million for the same period one year ago.  This increase is primarily due to a $658,000 increase in salaries and employee benefits expense, which was primarily due to salary increases, bonuses accrued and an increase in commissions on mortgage and real estate appraisal sales during the six months ended June 30, 2013, as compared to the same period one year ago.

Total assets amounted to $1.0 billion as of June 30, 2013 and 2012.  Available for sale securities increased 4.4% to $293.2 million as of June 30, 2013, compared to $280.7 million as of June 30, 2012.  This increase reflects the investment of additional funds received from growth in deposits and a decrease in loans.  Total loans amounted to $608.1 million as of June 30, 2013, compared to $642.8 million as of June 30, 2012.  This decrease is primarily due to the anticipated reduction in existing loans through the work-through of problem loans and normal principal repayments, which have exceeded loan originations.

Non-performing assets declined to $23.4 million or 2.3% of total assets at June 30, 2013, compared to $29.4 million or 2.8% of total assets at June 30, 2012, primarily due to a $5.0 million decrease in non-accrual loans and a $2.1 million decrease in other real estate owned.  Non-performing loans include $7.7 million in acquisition, development and construction (“AD&C”) loans, $10.7 million in commercial and residential mortgage loans and $551,000 in other loans at June 30, 2013, as compared to $12.6 million in

AD&C loans, $9.7 million in commercial and residential mortgage loans and $591,000 in other loans at June 30, 2012.  The allowance for loan losses at June 30, 2013 was $14.0 million or 2.3% of total loans, compared to $16.6 million or 2.6% of total loans at June 30, 2012.  According to Mr. Sellers, management believes the current level of the allowance for loan losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits amounted to $788.4 million as of June 30, 2013, compared to $780.5 million at June 30, 2012.  Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $100,000, increased $42.8 million to $665.4 million at June 30, 2013, as compared to $622.6 million at June 30, 2012.  Certificates of deposit in amounts of $100,000 or more totaled $123.6 million at June 30, 2013, as compared to $157.0 million at June 30, 2012.  This decrease is attributable to a $4.5 million decrease in brokered certificates of deposit combined with a decrease in retail certificates of deposit as intended as part of the Bank’s pricing strategy to allow maturing high cost certificates of deposit to roll-off.

Securities sold under agreements to repurchase were $46.0 million at June 30, 2013, as compared to $50.5 million at June 30, 2012.

Shareholders’ equity was $95.4 million, or 9.3% of total assets, as of June 30, 2013, compared to $94.8 million, or 9.2% of total assets, as of June 30, 2012.

Peoples Bank operates 22 offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Union, Iredell and Wake Counties.  The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in the Company’s annual report on Form 10-K for the year ended December 31, 2012.

CONSOLIDATED BALANCE SHEETS
June 30, 2013, December 31, 2012 and June 30, 2012
(Dollars in thousands)

	June 30, 2013	December 31, 2012	June 30, 2012
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$28,082	$32,617	$25,350
Interest bearing deposits	52,634	16,226	44,127
Cash and cash equivalents	80,716	48,843	69,477

Investment securities available for sale	293,151	297,823	280,735
Other investments	5,215	5,599	5,734
Total securities	298,366	303,422	286,469

Mortgage loans held for sale	6,002	6,922	3,753

Loans	608,072	619,974	642,815
Less: Allowance for loan losses	(14,029)	(14,423)	(16,640)
Net loans	594,043	605,551	626,175

Premises and equipment, net	16,635	15,874	16,342
Cash surrender value of life insurance	13,487	13,273	13,040
Accrued interest receivable and other assets	18,791	19,631	19,833
Total assets	$1,028,040	$1,013,516	$1,035,089

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$172,055	$161,582	$147,825
NOW, MMDA & savings	385,014	371,719	353,076
Time, $100,000 or more	123,612	134,733	156,974
Other time	107,752	113,491	122,671
Total deposits	788,433	781,525	780,546

Securities sold under agreements to repurchase	45,971	34,578	50,510
FHLB borrowings	70,000	70,000	70,000
Junior subordinated debentures	20,619	20,619	20,619
Accrued interest payable and other liabilities	7,665	9,047	18,574
Total liabilities	932,688	915,769	940,249

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; issued and outstanding
12,524 shares at 6/30/13 and 12/31/12	12,524	12,524	12,298
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,613,495 shares at 6/30/13 and 12/31/12	48,133	48,133	48,298
Retained earnings	34,218	31,478	29,617
Accumulated other comprehensive income	477	5,612	4,627
Total shareholders' equity	95,352	97,747	94,840

Total liabilities and shareholders' equity	$1,028,040	$1,013,516	$1,035,089

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2013 and 2012
(Dollars in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$7,439	$8,211	$15,079	$16,633
Interest on due from banks	28	16	40	19
Interest on investment securities:
U.S. Government sponsored enterprises	286	737	664	1,807
State and political subdivisions	1,069	787	2,053	1,587
Other	87	84	176	151
Total interest income	8,909	9,835	18,012	20,197

INTEREST EXPENSE:
NOW, MMDA & savings deposits	200	295	418	639
Time deposits	422	864	889	1,896
FHLB borrowings	635	684	1,296	1,374
Junior subordinated debentures	100	110	199	222
Other	15	34	32	73
Total interest expense	1,372	1,987	2,834	4,204

NET INTEREST INCOME	7,537	7,848	15,178	15,993
PROVISION FOR LOAN LOSSES	773	1,603	1,827	3,652
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	6,764	6,245	13,351	12,341

NON-INTEREST INCOME:
Service charges	1,104	1,192	2,143	2,379
Other service charges and fees	268	258	642	599
Gain on sale of securities	352	664	614	1,191
Mortgage banking income	315	271	699	497
Insurance and brokerage commissions	178	119	317	254
Miscellaneous	1,092	1,089	2,321	2,052
Total non-interest income	3,309	3,593	6,736	6,972

NON-INTEREST EXPENSES:
Salaries and employee benefits	4,240	3,931	8,430	7,772
Occupancy	1,320	1,300	2,632	2,600
Other	2,419	2,612	4,655	4,742
Total non-interest expense	7,979	7,843	15,717	15,114

EARNINGS BEFORE INCOME TAXES	2,094	1,995	4,370	4,199
INCOME TAXES	461	486	979	1,031

NET EARNINGS	1,633	1,509	3,391	3,168

Dividends and accretion on preferred stock	156	348	313	697

NET EARNINGS AVAILABLE TO
COMMON SHAREHOLDERS	$1,477	$1,161	$3,078	$2,471

PER COMMON SHARE AMOUNTS
Basic net earnings	$0.26	$0.21	$0.55	$0.45
Diluted net earnings	$0.26	$0.21	$0.55	$0.45
Cash dividends	$0.03	$0.02	$0.03	$0.09
Book value	$14.76	$14.89	$14.76	$14.89

FINANCIAL HIGHLIGHTS
For the three and six months ended June 30, 2013 and 2012
(Dollars in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$290,995	$284,129	$288,773	$298,790
Loans	607,481	654,343	614,241	662,962
Earning assets	952,898	972,963	944,903	985,405
Assets	1,021,044	1,036,560	1,012,697	1,047,985
Deposits	784,372	788,459	779,038	801,359
Shareholders' equity	100,054	106,671	100,532	106,691

SELECTED KEY DATA:
Net interest margin (tax equivalent)	3.40%	3.40%	3.46%	3.42%
Return on average assets	0.64%	0.59%	0.68%	0.61%
Return on average shareholders' equity	6.55%	5.69%	6.80%	5.97%
Shareholders' equity to total assets (period end)	9.28%	9.16%	9.28%	9.16%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$14,412	$16,612	$14,423	$16,604
Provision for loan losses	773	1,603	1,827	3,652
Charge-offs	(1,334)	(1,780)	(2,513)	(4,376)
Recoveries	178	205	292	760
Balance, end of period	$14,029	$16,640	$14,029	$16,640

ASSET QUALITY:
Non-accrual loans			$16,107	$21,074
90 days past due and still accruing			2,861	1,797
Other real estate owned			4,401	6,505
Repossessed assets			-	11
Total non-performing assets			$23,369	$29,387
Non-performing assets to total assets			2.27%	2.84%
Allowance for loan losses to non-performing assets			60.03%	56.62%
Allowance for loan losses to total loans			2.31%	2.59%

LOAN RISK GRADE ANALYSIS:	Percentage of Loans
	By Risk Grade
	06/30/2013	06/30/2012
Risk Grade 1 (excellent quality)	2.77%	3.00%
Risk Grade 2 (high quality)	17.03%	16.57%
Risk Grade 3 (good quality)	49.95%	48.12%
Risk Grade 4 (management attention)	18.86%	20.75%
Risk Grade 5 (watch)	4.87%	4.29%
Risk Grade 6 (substandard)	6.17%	6.91%
Risk Grade 7 (doubtful)	0.00%	0.00%
Risk Grade 8 (loss)	0.02%	0.00%

At June 30, 2013, including non-accrual loans, there were eight relationships exceeding $1.0 million in the Watch risk grade (which totaled $15.1 million) and four relationships exceeding $1.0 million in the Substandard risk grade (which totaled $10.7 million). There were two relationships with loans in the Watch risk grade and the Substandard risk grade exceeding $1.0 million total (which totaled $2.6 million).

(END)